Exhibit 99.1

                           JOINT FILING AGREEMENT
                           ----------------------

              In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, no par value of Imperial Credit Industries, Inc., a California corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: June 19, 2000


                                   WAVELAND PARTNERS, L.P.
                                   By: Waveland Capital Management, L.P.
                                       Its: General Partner
                                       By:  Clincher Capital Corporation
                                            Its: General Partner

                                             By: /s/ David S. Richter
                                                 ------------------------
                                                 David S. Richter, President

                                   WAVELAND CAPITAL MANAGEMENT, L.P.
                                   By: Clincher Capital Corporation
                                       Its: General Partner

                                            By: /s/ David S. Richter
                                                ------------------------
                                                David S. Richter, President

                                   CLINCHER CAPITAL CORPORATION


                                    By: /s/ David S. Richter
                                        ------------------------
                                        David S. Richter, President


                                   WAVELAND CAPITAL MANAGEMENT, LLC


                                   By: /s/ David S. Richter
                                       ------------------------
                                       David S. Richter, Manager



                                   WAVELAND PARTNERS, LTD.


                                   By: /s/ David S. Richter
                                       ------------------------
                                       David S. Richter, Director



                                   WAVELAND INTERNATIONAL, LTD.


                                   By: /s/ David S. Richter
                                       -------------------------
                                       David S. Richter, Director


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